THOMPSON HINE

ATLANTA CINCINNATI COLUMBUS NEW YORK
BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

March 20. 2007

Unified Series Trust
431 North Pennsylvania Street
Indianapolis, Indiana 46204

Re: Unified Series Trust. File Nos. 333-100654 and 811-21237

Gentleman:

A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 87 to the Unified Series Trust's Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 88 to the Registration Statement (the "Amendment"). and consent to all references to us in the Amendment.

Very truly yours,

Thompson Hine LLP

THOMPSON HINE LLP

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